EXHIBIT 4.17 and EXHIBIT 10.25

                       REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (the "Agreement"), entered into this 11th day of February 2002, is by and between PayStar Corporation, a Nevada corporation (the "Company"), and Starling Securities Limited (the "Shareholder").

                                 RECITALS:

     WHEREAS, the Shareholder concurrently with the execution of this Agreement is acquiring shares of the Company's common stock (the "Common Stock") in connection with the conversion of a promissory note dated July 31, 2000, as set forth in the Debt Conversion Agreement of even date herewith between the Company and the Shareholder (the "Debt Conversion Agreement"); and

     WHEREAS, as a condition to such debt conversion, the parties are willing to enter into the agreements contained herein.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Definitions

          "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.

          "Agreement" is defined in the Preamble to this Agreement.

          "Common Stock" is defined in the Recitals to this Agreement.

          "Company" is defined in the Preamble to this Agreement.

          "Debt Conversion Agreement" is defined in the Recitals to this Agreement.

          "Holder" means the Shareholder or any transferee of the Shareholder.

          "Piggyback Registration" is defined in Section 2.1 hereof.

          "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and government or any department or agency thereof.

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          "Registerable Securities" means (i) the shares of Common Stock issued to the Shareholder pursuant to the Debt Conversion Agreement which have not previously been included in a Piggyback Registration, and (ii) any securities issued or issuable with respect to the Common Stock referred to in clause (i) by way of replacement, share dividend, share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

          "Registration Expenses" is defined in Section 4.1 hereof.

          "SEC" means the U.S. Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Shareholder" is defined in the Preamble to this Agreement.

     2.   Piggyback Registration Rights

          2.1 Right to Piggyback. If the Company proposes to undertake an offering of shares of Common Stock for its account or for the account of other stockholders, and the registration form to be used for such offering may be used for the registration of the Registerable Securities (a "Piggyback Registration"), each such time the Company will give prompt written notice to all registered Holders of Registerable Securities of its intention to effect such a registration (each, a "Piggyback Notice") and, subject to Sections 2.2 and 2.3 hereof, the Company will use its best efforts to cause to be included in such Piggyback Registration all Registerable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the date of sending the Piggyback Notice. If the Holder of the Registerable Securities shall not respond within such 20-day period, such Person shall be deemed to have waived the right to include such Registerable Securities in the Piggyback Registration and this Agreement shall terminate as to such shares. Registerable Securities shall be included only once in a Piggyback Registration, regardless of whether such shares are sold thereby.

          2.2 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner within a price range acceptable to the Company, the Company will include in such registration (a) first, the securities the Company proposes to sell and (b) second, the Registerable Securities requested to be included in such registration and any other securities requested to be included in such registration that are held by Persons other than the Holders of Registerable Securities pursuant to registration rights, pro rata among the holders of Registerable Securities and the holders of such other securities requesting such registration on the basis of the number of shares of such securities owned by each such holder. Registerable Securities which are not included in such a primary registration shall continue to have piggyback registration rights under this Agreement, unless the Holder of the Registerable Securities shall have waived his right to include such

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Registerable Securities in the Piggyback Registration by failing to respond to the Piggyback Notice with the required time as set forth above.

          2.3 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities other than the Holders of Registerable Securities (the "Other Holders"), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in a orderly manner in such offering within a price range acceptable to the Other Holders requesting such registration, the Company will include in such registration (a) first, the securities requested to be included therein by the Other Holders requesting such registration and (b) second, the Registerable Securities requested to be included in such registration hereunder, pro rata among the Holders of Registerable Securities requesting such registration on the basis of the number of shares of such securities owned by each such Holder. Registerable Securities which are not included in such an underwritten secondary registration shall continue to have piggyback registration rights under this Agreement, unless the Holder of the Registerable Securities shall have waived his right to include such Registerable Securities in the Piggyback Registration by failing to respond to the Piggyback Notice with the required time as set forth above.

          2.4 Selection of Underwriters. In the case of an underwritten Piggyback Registration, the Company will have the right to select the investment banker(s) and managers(s) to administer the offering.

          2.5 Term. Except for the provisions of Section 5, or as specifically otherwise provided herein, the provisions of this Agreement shall apply until such time as all Registerable Securities have ceased to be Registerable Securities hereunder, but in no event later than two years from the date of this Agreement; provided, however, that if the Piggyback Registration is filed during such period, the Company shall maintain the effectiveness thereof for the period set forth in subsection 3.1.10, below.

     3.   Registration Procedures.

          3.1 Registration. The Company will use its reasonable best efforts to effect the registration of such Registerable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

               3.1.1 Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registerable Securities and use its reasonable best efforts to cause such registration statement to become effective.

               3.1.2 Amendments and Supplements. Promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period required by the intended method of disposition and the terms of this Agreement and comply with the provisions of the Securities Act with respect to the disposition of all securities

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covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement.

               3.1.3 Provisions of Copies. Promptly furnished to each seller of Registerable Securities the number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registerable Securities owned by such seller.

               3.1.4 Blue Sky Laws. Use its reasonable best efforts to register or qualify such Registerable Securities under the securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registerable Securities owned by such seller, provided, that the Company will not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1.4; (b) subject itself to taxation in any such jurisdiction; or (c) consent to general service of process in any such jurisdiction.

               3.1.5 Anti-fraud Rules. Promptly notify each seller of such Registerable Securities when a prospectus relating thereto is required to be delivered under Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and in such event, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registerable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, provided, that the Company will not take any action which causes the prospectus included in such registration statement to contain an untrue statement of material fact or omit any material fact necessary to make the statements therein not misleading.

               3.1.6 Due Diligence. Make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement.

               3.1.7     Deemed Underwriters or Controlling Persons.
Permit any Holder of Registerable Securities which Holder, in such Holder's reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material in form and substance satisfactory to such Holder and to the Company and furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included.

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               3.1.8     Management Availability.  In connection with
underwritten offerings, make available appropriate management personnel for participation in the preparation and drafting of such registration comparable statement, for due diligence meetings and for "road show" meetings.

               3.1.9 Stop Orders. Promptly notify Holders of the Registerable Securities of the threat of issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceeding for that purpose, and make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement. In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registerable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order.

               3.1.10 Duration of the Registration Statement. The Company shall use its best efforts to continuously maintain the effectiveness of each registration statement (i) for a period of not less than 9 months from the original effective date of the registration statement, (ii) until the shares covered by the registration statement have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act are met, or (iii) until the shares covered by the registration statement have been otherwise transferred to a Holder who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, whichever event shall first occur.

          3.2 Further Information. The Company may require each Holder of Registerable Securities to furnish to the Company in writing such information regarding the proposed distribution by such Holder of such Registerable Securities as the Company may from time to time reasonably request. Each Holder agrees to provide such requested information in writing to the Company.

          3.3 Notice to Suspend Offers and Sales. Each Holder severally agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3.1.5 or 3.1.9 hereof, such Holder will forthwith discontinue disposition of shares of Common Stock pursuant to a registration hereunder until receipt of the copies of an appropriate supplement or amendment to the prospectus under Section 3.1.5 or until the withdrawal of such order under Section 3.1.9.

          3.4 Reference to Holders. If any such registration or comparable statement refers to any Holder by name or otherwise as the holder of any securities of the Company and if, in the Holder's reasonable judgement, such Holder is or might be deemed to be a controlling person of the Company, such Holder shall have the right to require (a) the insertion therein of language in form and substance satisfactory to such Holder and the Company, and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's

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securities covered thereby and that such holdings does not imply that such
Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder, provided that with respect to this clause (b) such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

     4.   Registration Expenses.

          4.1 Expense Borne by Company. Except as specifically otherwise provided in Section 4.2 hereof, the Company will be responsible for payment of all expenses incident to any registration hereunder, including, without limitation, all registration and filing fees, exchange or market listing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, road show expenses, advertising expenses and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company in connection with such registration (all such expenses borne by the Company being herein called the "Registration Expenses").

          4.2 Expense Borne by Selling Security Holders. The Holders will be responsible for payment of their own legal fees (if they retain legal counsel separate from that of the Company), underwriting fees and brokerage discounts, commissions and other sales expenses incident to any registration hereunder, with any such expenses which are common to the selling security holders divided among such security holders (including the Company and holders of the Company's securities other than Registerable Securities, to the extent that securities are being registered on behalf of such Persons) pro rata on the basis of the number of shares being registered on behalf of each such security holder, or as such security holders may otherwise agree.

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     5.   Indemnification Section.

          5.1 Indemnification by Company. The Company agrees to indemnify, to the fullest extent permitted by law, each Holder of Registerable Securities and each Person who controls (within the meaning of the Securities Act) such Holder against all loses, claims, damages, liabilities and expenses in connection with defending against any such losses, claims, damages and liabilities or in connection with any investigation or inquiry, in each case caused by or based on any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rules or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration, except insofar as the same are (i) contained in any information furnished in writing to the Company by such Holder expressly for use therein; (ii) caused by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto; or (iii) caused by such Holder's failure to suspend disposition of shares after receiving notice from the Company pursuant to Section 3.3 hereof. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters at least to the same extent as provided above with respect to the indemnification of the Holders of Registerable Securities.

          5.2 Indemnification by Holder. In connection with any registration statement in which a Holder of Registerable Securities is participating, each such Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder expressly for use in connection with such registration; provided that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registerable Securities pursuant to such registration statement. In connection with an underwritten offering, each such Holder will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters at least to the same extent as provided above with respect to the indemnification of the Company.

          5.3 Assumption of Defense by Indemnifying Party. Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties

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may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          5.4 Binding Effect. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason. Each Holder or Registerable Securities also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event such Holder's indemnification is unavailable for any reason.

     6.   Miscellaneous.

          6.1 Notices. All communications provided for herein shall be in writing and shall be deemed to be given or made when served personally or when deposited in the United States mail, certified return receipt requested, addressed as follows, or at such other address as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection:

          Shareholder:             Suite 2B
                                   Mansion House
                                   143 Main Street
                                   Gibraltar

          Company:                 Harry T. Martin, CFO
                                   1110 West Kettleman Lane
                                   Suite 48
                                   Lodi, CA  95240

          with copy to:            Ronald N. Vance
                                   Attorney at Law
                                   57 West 200 South
                                   Suite 310
                                   Salt Lake City, UT  84101

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          6.2  Attorneys' Fees.  If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

          6.3 Rights Are Cumulative. The rights and remedies granted to the parties hereunder shall be in addition to and cumulative of any other rights or remedies either may have under any document or documents executed in connection herewith or available under applicable law. No delay or failure on the part of a party in the exercise of any power or right shall operate as a waiver thereof nor as an acquiescence in any default nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

          6.4 Governing Law. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of California,and any and all actions to enforce the provisions of this Agreement, shall be brought in a court of competent jurisdiction in the State of California and in no other place.

          6.5 Successors and Assigns. This Agreement shall be binding upon the parties and their successors and assigns and shall inure to the benefit of the other parties and successors and assigns.

          6.6 Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument.

          6.7 Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

          6.8 Survival of Covenants, Etc. All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect until the obligations of this Agreement have been fully satisfied.

          6.9 Partial Invalidity. If any term of this Agreement shall be held to be invalid or unenforceable, such term shall be deemed to be severable and the validity of the other terms of this Agreement shall in no way be affected thereby.

          6.10 Headings. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

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          6.11 Full Knowledge.  By their signatures, the parties
acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

          6.12 Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provision of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:                       PayStar Corporation

                                   By /s/ William D. Yotty
                                      William D. Yotty, Chairman

THE SHAREHOLDER:                   Starling Securities Limited

                                   By /s/Barary E. Ranford
                                   Its Director




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